Millrose Properties Investor Presentation March 2026 Exhibit 99.1

Disclaimer This disclaimer applies to this document and the verbal comments of any person presenting it. This Presentation, together with any oral or written comments, is referred to as "this Presentation.” The information in this Presentation is provided as of the date of this Presentation. The Company is under no obligation to update or keep current the information contained in this Presentation. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein and any reliance you place on them will be at your sole risk. Millrose and its affiliates and advisor do not accept any liability whatsoever for any loss arising, directly or indirectly, from the use of this Presentation or its contents, or otherwise arising in connection with this document. This Presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any securities. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Millrose, Kennedy Lewis Investment Management LLC ("Kennedy Lewis") or any of their respective affiliates, directors, officers, employees or advisors or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. Accordingly, none of Millrose, Kennedy Lewis nor any of their respective affiliates, directors, officers, employees or advisors or any other person shall be liable for any direct, indirect or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this Presentation and any such liability is expressly disclaimed.

Disclaimer (Cont’d) Forward-Looking Statements This Presentation relating to Millrose Properties, Inc. (“Millrose,” “we,” “our,” “us,” “MRP,” or the “Company”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, as well as statements about Millrose’s business (including MPH Parent, LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”), Millrose Properties SPE LLC and any of the other Millrose subsidiaries), and Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may”, “can”, “shall”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this Presentation include statements regarding: Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform; the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements; expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option; our expected business, operations and financial position; expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape; the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements; any expected use, development or sale of land assets that we have acquired or may acquire in the future; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our status as a real estate investment trust (“REIT”) and MPH Parent’s, RCH Holdings, Inc.’s, and Millrose Holdings’ status as taxable REIT subsidiaries (“TRSs”); expectations around ownership limits of our common stock; expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants; and other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently formed company and have had limited historical operations as a standalone company), as well as assumptions and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this Presentation are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Assumptions relating to these statements involve judgments with respect to, among other things, future macroeconomic, competitive and market conditions, future land values, future business decisions, future environmental conditions and relationships with our counterparties, all of which are difficult or impossible to accurately predict and many of which are beyond our control. All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. The forward-looking statements contained in this Presentation reflect our views as of the date of this Presentation about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by Millrose or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Disclaimer (Cont’d) Industry and Market Information This Presentation includes market and industry data and forecasts that the Company has derived from independent consultant reports, publicly available information, various industry publications, other published industry sources, and its internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Although the Company believes that these third-party sources are reliable, it does not guarantee the accuracy or completeness of this information, and the Company has not independently verified this information. The Company’s internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which the Company operates and management's understanding of industry conditions. Although the Company believes that such information is reliable, it has not had this information verified by any independent sources. In addition, the information contained in this Presentation is as of the date hereof (except where otherwise indicated), and the Company has no obligation to update such information, including in the event that such information becomes inaccurate or if estimates change. Subsequent materials may be provided by or on behalf of the Company in its discretion and such information may supplement, modify or supersede the information in these materials. Neither the Company, nor any of its respective affiliates, advisors or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss or damage howsoever arising from any use of these materials or their contents or otherwise arising in connection with these materials. Past performance by Millrose’s management team and directors and their respective affiliates may not be indicative of future performance of Millrose. Information regarding such past performance is presented for informational purposes only. You should not rely on the historical record of Millrose’s management team or directors or their respective affiliates as indicative of Millrose’s future performance.

Disclaimer (Cont’d) Non-GAAP Measures This Presentation contains both financial measures prepared and presented in accordance with generally accepted accounting principles (“GAAP”), and non-GAAP financial measures, such as Invested Capital, Adjusted Funds from Operations (“AFFO”), and Adjusted EBITDA, which are measurements of financial performance that are not prepared and presented in accordance with GAAP. Accordingly, these measures should not be considered as substitutes for data prepared and presented in accordance with GAAP. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Although we use or have used these non-GAAP financial measures to assess the performance of our business and for the other purposes, the use of these non-GAAP financial measures as an analytical tool has limitations, and you should not consider them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. In addition, because not all companies use identical calculations, these non-GAAP financial measures included in this Presentation may not be comparable to similarly titled measures disclosed by other companies, including our peers or other companies in our industry. Please see the Appendix within the Presentation for a reconciliation of these non-GAAP financial measures included in this Presentation to our most directly comparable financial measure calculated and presented in accordance with GAAP.

Millrose | The Next Evolution of Homebuilder Land Strategy Structural protections and operating principles that minimize risk and enhance creditworthiness Deep sourcing and execution capabilities from Millrose’s external manager, Kennedy Lewis Self-funding capital vehicle offers a consistent source of “just-in-time” homesite funding and delivery for homebuilders Recurring monthly option fee payments and continuous capital generation from pre-negotiated homesite sale schedules Significant growing addressable opportunity as homebuilders transition to asset-light models Greater certainty, transparency and magnitude of capital versus traditional landbank platforms enables Millrose to maintain competitive terms with homebuilders Strategic long-term benefits and foundation of income through “anchor” relationship with Lennar Homesite delivery platform generating predictable recurring income underpinned by ownership of entitled homesites contracted to the nation's leading home builders.

Separation of Land and Homebuilding Creates Two Strong Credit Stories The Modern Homebuilder HOMESITE PLATFORM HOMEBUILDING Invest proceeds in new land Receive deposit and option fee Pay horizontal development costs Deliver finished homesite Receive homesite proceeds Acquire finished homesite Construct home Market home Deliver home Sell home Finished homesite Acquire Deliver Pay deposit and option fee Streamlined manufacturing business model Production pace to match sales pace Volume drives cost efficiencies Drive free cash flow which approximates profits Significant cash flow available to support debt services Generates predictable income from option fees, net of expenses Fixed management fee results in controlled overhead No capex requirements or operating leverage Built-in risk mitigants to weather market volatility Structured business model is transferrable to new customers The Millrose Solution

142,139 Current Homesites1 933 Total Communities1 30 Total States ~$9.2B Total Land Assets2 ~$5.9B Shareholders Equity 9.2% Weighted Average Yield ~$16.1B Total Future Takedown Proceeds 26% Debt to Capitalization3 ~$1.3B Liquidity4 1. Total homesites as of 12/31/2025 excluding homesites associated with investments in development loans 2. Homesites under option contracts and other related assets as of 12/31/25 on consolidated balance sheet 3. Calculated as total debt divided by total debt and equity. 4. Liquidity as of 12/31/25 includes $35M in cash and $1.3B remaining revolving credit facility capacity. PLATFORM SNAPSHOT (as of 12/31/2025) Millrose at a Glance State Homesites Takedown Proceeds ($B) % of Total Proceeds 1 California 13,345 $ 3.4 21.1% 2 Texas 37,548 2.9 18.2 3 Florida 20,526 1.9 12.1 4 South Carolina 9,554 1.0 6.4 5 North Carolina 5,227 0.8 4.9 6 Oklahoma 10,486 0.7 4.3 7 Maryland 4,578 0.6 3.6 8 Colorado 3,735 0.5 3.3 9 Arizona 4,483 0.5 3.2 10 Virginia 3,114 0.4 2.7 Top 10 Subtotal 112,596 $ 12.8 79.8 % Remaining 29,543 3.3 20.2 % Total 142,139 $ 16.1 100.0 % TOP 10 STATES BY ESTIMATED TAKEDOWN PROCEEDS

Millrose's Homesite Option Purchase Platform is Designed to Efficiently Recycle Capital

Land Identified
- Land selected and vetted by homebuilder
- Millrose independent diligence

Land Purchased
- Millrose purchases land
- Homebuilder pays deposit and monthly option fee

Homesite Developed
- Millrose funds homebuilder land development into finished homesite

Homesite Delivered
- Homebuilder purchases homesites from Millrose

Proceeds Recycled
- Millrose recycles cash proceeds to fund acquisitions and land development

Illustrative Millrose Transaction



Millrose purchases land
Timeline
Homesite development
Homesite delivery
Millrose redeploys capital into new projects
Invested Capital
Millrose funds land development
Millrose receives takedown proceeds
Takedown proceeds = land purchase + development investment[1]
Income
Millrose receives recurring option payment on Invested Capital balance
Option payment charged on capital balance in each month

1. Land purchase net of deposit funded by builder.

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Millrose's Transaction Flow is Simple and Easy to Understand

INCOME STATEMENT	BALANCE SHEET

Income Statement

Homebuilder

- Option Fee Rate
- X Investment Balance
- Millrose Revenue
- – Management Fee[1]
- Millrose EBITDA
- – Interest Expense
- Pre-Tax Income
- – Income Tax Expense
- Net Income / Dividend

MILLROSE PROPERTIES

Balance Sheet

Homebuilder

Finished Homesite Sale +$

Property Acquisition & Development Funding -$

MILLROSE PROPERTIES

Note: For illustrative purposes only
1. Management fee fixed at 1.25% on the book value of Millrose's tangible assets.

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Full Year 2025 Highlights

Investment Activity

$2.4bn[1]
Invested Capital outside of Master Program Agreement (MPA)

$5.5bn[2] Total Net Acquisition & Development	**$3.4bn[3]** Total Net Takedowns	**31,575[4]** Homesites Delivered
11.0% Weighted Average Yield on Non-MPA Acquisitions as of 12/31[5]	**15** Counterparties[6]	**0** Number of Terminations

Financing Activity

$1.335bn Revolving Credit Facility	Executed revolving credit facility with bank group prior to Spin-Off, providing flexible liquidity for invested capital growth
Initial Credit Ratings	Received rating from Fitch (BBB-), S&P (BB), and Moody's (Ba2) ahead of unsecured notes offerings
$1.25bn & $750m Senior Notes	Raised $2 billion of unsecured debt capital, issuing $1.25bn of 6.375% Senior Notes due 2030 and $750m of 6.25% Senior Notes due 2032

AFFO[7] Yield on Equity[8]



8.5%
7.6%
+90bps increase
Q1'25
Q4'25

2025 Dividend



$0.75
$0.65[9]
+16% increase
Q1'25
Q4'25

Portfolio Weighted Average Yield



9.2%[5]
8.7%[5]
+50bps increase
Q1'25
Q4'25

1. Represents Invested Capital, which is a non-GAAP metric. Please reference reconciliation table in the Appendix. 2. Land acquisition shown net of deposits received for total portfolio, including Lennar 3. Reduction in investment balance from homesite sales pursuant to the option agreements of the entire portfolio, including Lennar; takedowns are net of deposit credits adjusted for non-option earning deposits. 4. Represents total homesites delivered to homebuilders across entire portfolio, including Lennar but excluding development loans. 5. Based on average of option rate and/or loan interest rate weighted by investment balance, assumes three-month term SOFR rate as of 9/26/25 6. Total portfolio, including Lennar 7. Non-GAAP metric, please reference reconciliation table in the Appendix. 8. Represents annualized AFFO divided by quarter-end shareholder's equity of $5.9 billion 9. Represents a normalized quarterly basis; the actual dividend paid was $0.38.

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Capital Redeployment Strategy in Action – Q4 2025

Millrose received $1,035M[1] in total takedown proceeds ($990M[2] net of deposit) for the quarter ended December 31, 2025. These proceeds, coupled with $110m drawdown on the revolving credit facility, have been redeployed into new acquisitions with Lennar and other customers



Acquisition Financing (Revolving Credit Facility Draw)
$ 110
$ 990
Proceeds from Takedowns
Majority of takedown proceeds from Lennar were redeployed into new Lennar opportunities
$ 651
$ 689
New Acquisition Sourcing
Deployed for Lennar Master Program Agreement 3
Deployed for Other Agreements 3

1. GAAP reported gross takedowns included in Inventory on the Company's balance sheet. 2. GAAP reported gross takedowns included in Inventory less associated deposit liability on the Company's balance sheet 3. Capital deployed includes new deals as well as development funding.

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Invested Capital by Customer Category – Q4 2025

- Strong demand for the platform, resulting in $1.3B in land acquisition and development funding in Q4
  - Outside of the Lennar Master Program Agreement, Invested Capital increased $550m to $2,368m
- Total weighted average yield increased 10bps compared to prior quarter

Key Portfolio Metrics ***In millions***	**Lennar Master Program Agreement**	**Other Agreements**	**Total**
Invested Capital as of 9/30[1,4]	**$6,336**	**$1,818**	**$8,153**
Takedown Proceeds[2]	($885)	($139)	**($1,024)**
Land Acquisition and Development Funding[3]	$651	$689	**$1,340**
Invested Capital as of 12/31[4]	**$6,102**	**$2,368**	**$8,470**
Wtd. Avg Yield as of 12/31[5]	8.5%	11.0%	**9.2%**
Implied Quarterly Income Run Rate as of 12/31[6]	$131	$65	**$196**
Wtd. Avg Remaining Life as of 12/31[7]	3.3 years	2.0 Years	**3.0 Years**
Wtd. Avg Maturity as of 12/31[8]	64 Months	35 Months	**57 Months**

1. Homesite inventory less non-option earning deposits, net deferred tax liability and other holdbacks 2. Reduction in investment balance from homesite sales pursuant to the option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits. 3. Land acquisition shown net of deposits received 4. Non-GAAP metric, please reference reconciliation table in the Appendix; Totals may not foot due to rounding 5. Based on average of option rate and/or loan interest rate weighted by investment balance, assumes three-month term SOFR rate as of 9/26/25 6. Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for number of days in Q4 7. Calculated by taking weighted average life per each community weighted by investment balance 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

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Invested Capital by Customer Category - Full Year 2025

- Strong demand for the platform, resulting in $5.5B in land acquisition and development funding in 2025
  - Outside of the Lennar Master Program Agreement, Invested Capital increased $2.4bn driven by $2.6bn in land acquisition and development funding
- Total portfolio weighted average yield increased 50bps

Key Portfolio Metrics *In millions*	**Lennar Master Program Agreement**	**Other Agreements**	**Total**
Invested Capital as of 2/10[1,4]	**$6,408**	**-**	**$6,408**
Takedown Proceeds[2]	($3,168)	($255)	**($3,423)**
Land Acquisition and Development Funding[3]	$2,862	$2,623	**$5,485**
Invested Capital as of 12/31[4]	**$6,102**	**$2,368**	**$8,470**
Wtd. Avg Yield as of 12/31[5]	8.5%	11.0%	**9.2%**
Implied Annual Income Run Rate as of 12/31[6]	$519	$260	**$779**
Wtd. Avg Remaining Life as of 12/31[7]	3.3 years	2.0 Years	**3.0 Years**
Wtd. Avg Maturity as of 12/31[8]	64 Months	35 Months	**57 Months**

1. Homesite inventory less non-option earning deposits, net deferred tax liability and other holdbacks 2. Reduction in investment balance from homesite sales pursuant to the option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits 3. Land acquisition shown net of deposits received 4. Non-GAAP metric, please reference reconciliation table in the Appendix; Totals may not foot due to rounding 5. Based on average of option rate and/or loan interest rate weighted by investment balance, assumes three-month term SOFR rate as of 9/26/25 6. Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of 12/31/25. 7. Calculated by taking weighted average life per each community weighted by investment balance 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

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Invested Capital Growth Continued diversification outside of Lennar Master Program Agreement evidenced by $2.4bn growth in invested capital1 with 14 distinct counterparties outside of Lennar by 12/31/25 Net Funding In millions 1. Invested capital outside of Lennar Master Program Agreement 2. Total counterparties includes Lennar. 1 2

16 Millrose is currently capitalized with $2.0B Senior Notes and $0.1B outstanding on revolver, on $9.3B of total assets Ample liquidity of ~$1.3B revolving credit facility capacity and cash Conservative leverage profile of 26% Debt to Capitalization CAPITALIZATION Significant asset base and extensive liquidity with a flexible capital structure as of 12/31 ($B) Note: Data as of December 31, 2025 1. Liquidity as of 9/30/25 includes $243M in cash and $1.3B remaining revolving credit facility capacity. 2. Liquidity as of 12/31/25 includes $35M in cash and $1.3B remaining revolving credit facility capacity. 3. Calculated as total debt divided by total debt and equity. As of 12/31 2 Conservative Leverage Profile Total Assets Corporate Debt Total Liquidity2 Debt to Capitalization3 $2.1B 26% $9.3B $1.3B As of 9/30 1

Millrose Properties Capital Structure Overview

Financials as of 12/31/25

CURRENT CAPITAL STRUCTURE

	Current as of 12/31/2025	
($mm)	**Amt.**	**% Cap**
Cash and Cash Equivalents	$35	
$1.3bn Revolving Credit Facility due 2028	110	
6.375% Senior Notes due 2030	1,250	
6.250% Senior Notes due 2032	750	
Total Debt	**$2,110**	**26.5%**
Net Debt	**$2,075**	**26.0%**
Book Value of Equity	$5,856	
Total Book Capitalization	**$7,966**	**100.0%**

LIQUIDITY SUMMARY

Cash and Cash Equivalents	$35
Revolving Credit Facility Availability	1,225
Total Liquidity	**$1,260**

RATINGS SUMMARY

Tranche	Moody's	S&P	Fitch
Corporate	Ba2	BB	BBB-
Unsecured	Ba3	BB	BBB-
Outlook	Stable	Stable	Stable
Last commented	Aug-25	Aug-25	Aug-25

SENIOR UNSECURED NOTES TRADING HISTORY (YTW%)



6.75%
6.50%
6.25%
6.00%
5.75%
5.50%
5.25%
MRP 6.375% Sr Nts due 2030
MRP 6.250% Sr Nts due 2032
5.96%
5.60%
Aug-25
Sep-25
Oct-25
Nov-25
Dec-25
Jan-26
Feb-26

HISTORICAL EQUITY PERFORMANCE[1]



$36.00
$32.00
$28.00
$24.00
$20.00
$31.00
27% total return since spin-off
Feb-25
Apr-25
Jun-25
Aug-25
Oct-25
Dec-25
Feb-26

[1] Since spin-off on 2/7/2025.

FACILITIES OVERVIEW

						At issue			Current (as of 2/25/2026)							
Facility	Issue date	Maturity date	Amount ($mm)	Spread / Coupon	Facility ratings	Price	YTW	STW (bps)	Price	YTW	STW (bps)	YTW date	Implied tenor	MW / Current Call Price	Next Call Date	Next Call Price
$1.3bn Revolver	2/7/2025	2/7/2028	$110	S+200+10 bps	NR / NR	–	–	–	–	–	–	–	1.9 yrs	–	–	–
Senior Unsecured Notes	8/4/2025	8/1/2030	$1,250	6.375%	Ba3 / BB	100.00	6.38%	262	102.38	5.60%	232	Aug-29	3.4 yrs	MW	8/1/2027	103.19
Senior Unsecured Notes	9/8/2025	9/15/2032	$750	6.250%	Ba3 / BB	100.00	6.25%	247	101.13	5.96%	246	Sep-30	4.6 yrs	MW	9/15/2028	103.13

Source: Company filings, J.P. Morgan, FactSet, Bloomberg
Note: Market data shown as of 2/25/2026

MILLROSE
PROPERTIES

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Millrose Maintains a Conservative Leverage Profile Versus Select Public REITs… DEBT / BOOK CAPITALIZATION1 Source: Latest filings as of 2/25/2026 1. Calculated as total debt divided by total debt and book value of shareholders' equity. 2. Includes ADC, BNL, EPR, EPRT, FCPT, FVR, GLPI, GTY, NNN, O, VICI and WPC. 3. Includes ABR, BXMT, KREF, STWD and TRTX. 2 3

…Across Several Credit Metrics Debt / Equity3 Source: Latest filings as of 2/25/2026 1. Represents EBITDA, which is a non-GAAP metric. Please reference reconciliation table in the Appendix. 2. LQA EBITDA represents EBITDA on an annualized basis. 3. Based on book value of shareholders' equity excluding noncontrolling interests. 4. Includes ADC, BNL, EPR, EPRT, FCPT, FVR, GLPI, GTY, NNN, O, VICI and WPC. 5. Includes ABR, BXMT, KREF, STWD and TRTX. Net Debt / LQA EBITDA1,2 Select Commercial mREITs avg.5 Select Net Lease REITs avg.4 (2.0x) (3.4x)

Illustrative Pathway to Continued AFFO[1] Growth

MRP increased invested capital by $2.1B[2] in 2025, driven by $2.6B[2] of net acquisition and development funding outside of the Lennar Master Program Agreement. Similar deployment volumes are expected in 2026, which should lead to meaningful AFFO[1] growth



Positive impact to AFFO
Negative impact to AFFO
$3.00 AFFO / Share4
$498
$220
$2B in net new capital deployed at 11% yields (as compared with 2025 net new deployment of $2.4B2 in Other Agreements)
$25
$74
$6
$1B in net new capital deployed at 11% yields would equate to $537M in AFFO1 (7.8% annual AFFO1 growth)
+10.0% YoY
$3.30 AFFO / Share7
$613
4Q'25 3 Annualized AFFO1
Incremental Revenue from $2bn Deployment
Incremental Management Fee
Incremental Interest Expense5
Incremental Tax Expense6
Illustrative AFFO1 at YE 2026 8

1. Non-GAAP metric. Defined as Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. 2. Represents a component of Invested Capital, which is a non-GAAP metric. Please reference reconciliation table in the Appendix. 3. Annualized based on LQA Q4 2025 AFFO. 4. Based on basic weighted average common shares outstanding as of 12/31/25. 5. Assumes 5.7% interest rate on $1.3B of new debt. 6. Assumes effective tax rate of ~5.1% 7. Assumes new equity raised at YE 2025 book value for illustrative purposes. 8. Does not factor in deployment of takedown proceeds.

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Margin of Safety from a Downward Movement in Home Prices

- Millrose's business model is not dependent on home price appreciation
- Furthermore, Millrose's "margin of safety" is principally derived from a homebuilder's option deposit and anticipated profit
- In the event of a material shift in home price valuations, a homebuilder can:
  - Reduce the home price (and their profit margin)
  - Engineer cost savings in the home design process ("value engineering")
  - Manage home construction input costs
- Assuming a 20% gross margin, breakeven home sale price decline is ~30%

DECONSTRUCTING MILLROSE'S "MARGIN OF SAFETY" ON A UNIT ECONOMICS BASIS ($K)



Illustrative Underwritten Home Price $450
~30% Decline in the Home's Sale Price
Homebuilders are incentivized to exercise its purchase option above the "Breakeven Home Price" on a unit economics basis
~$90
$10
10% on Total Land Costs of $100k
~$20
~$10
"Breakeven Home Price" ~$320
The "true" breakeven home price is lower when taken together with cross-termination provisions (e.g., pooling)
Underwritten Home Sale Price
Illustrative Homebuilder's Profit (20%)
Homebuilder's Option Deposit
Cost Savings from Home Value Engineering
Cost Savings from Lower Input Costs
Breakeven Home Sale Price

Note: For illustrative purposes only. There can be no assurances that all or any of our investments will reflect the margins illustrated on this page.

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Technology Platform is a Unique Competitive Edge Volume ~2,000+ monthly transactions Velocity 1/3 of portfolio turns over annually Complexity $15–30M per community with unique market & development considerations Diversity 15 distinct counterparties operating across multiple divisions and product types Scale 142k homesite across 30 states Competitive Moat Data Knowledge capture and feedback loop informs decisions Proprietary platform for high-volume, complex transaction processing, with data capture that drives smarter, more informed decisions in real time

Millrose's Sizeable Total Addressable Market

MILLROSE'S ANNUAL TOTAL MARKET OPPORTUNITY



Top 10 homebuilders[2]
Remaining public / private homebuilders[2]
~$170B+
TAM[1]

Millrose is an Attractive Solution for Industry Players

- ✓ Highly transparent institutional public platform
- ✓ Lower cost than traditional alternatives
- ✓ More certain availability of permanent capital
- ✓ Manager with significant industry experience

1. Based on annual single-family housing starts of 1.22M based on the Congressional Budget Office's 2024 – 2033 forecast and assumes $140K average acquisition and development cost per homesite. 2. Based on approximate annual starts and owned inventory.

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Capital Solution For Homebuilders Of All Sizes

MILLROSE PROPERTIES
(Benefits to Homebuilders)

Ease of Operations	Ability to frictionlessly underwrite transactions and provide land banking management solutions in real-time using the HOPP'R
Liquidity to Fund Demand	Balance sheet consisting of ~\$9.2B[1] of homesites under contract and other related assets and ~\$1.3B liquidity including \$35M[1] cash and \$1.2B remaining revolver capacity
Permanent Capital Source of Land Banking	Creates an operational flywheel where capital is deployed into new projects as existing assets are monetized, generating continuous yield for shareholders and delivering finished homesites
Seamless Execution Process	Clear buy-box and due diligence template supports rapid new-deal underwriting and execution for the homebuilding sector
Future Land Acquisitions	Millrose's structure and scale creates a highly attractive capital solution for homebuilders
Strategic M&A	Provides permanent capital to facilitate M&A transactions for homebuilding sector

1. As of December 31, 2025 on consolidated balance sheet

MILLROSE PROPERTIES
24

Appendix

Adjusted Funds From Operations - Reconciliation 1. Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 2. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 4. RSUs granted to each member of the Board under 2024 Incentive Plan. See Note 11. Stock-Based Compensation in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025.

Adjusted Funds From Operations - Reconciliation 1. Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the consolidated financial statements. Includes $11.9 million accelerated amortization for the DDTL Credit Agreement termination in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). 2. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025. 4. RSUs granted to each member of the Board under the 2024 Incentive Plan. See Note 12. Stock-Based Compensation in the consolidated financial statements included in Millrose’s Form 10-K for the year ended December 31, 2025.

Invested Capital Reconciliation – Full Year 2025

(in thousands)	Year Ended December 31, 2025 Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP			
GAAP reported homesites under option contracts as of December 31, 2025	$ 6,530,760	$ 2,341,935	$ 8,872,695
Add: Development loan receivables (gross)	—	330,004	330,004
Remove: Interest receivable on development loans	—	(6,696)	(6,696)
Remove: Option fee receivables from homesites under option contracts	(44,511)	(16,801)	(61,312)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(201,948)	(280,800)	(482,748)
Total Invested Capital as of December 31, 2025	**$ 6,102,037**	**$ 2,367,642**	**$ 8,469,679**
Invested Capital			
Invested Capital as of February 10, 2025 (1)	$ 6,407,547	$ —	$ 6,407,547
Takedown Proceeds (2)	(3,167,953)	(254,863)	(3,422,816)
Land Acquisition and Development Funding (3)	2,862,443	2,622,505	5,484,948
Invested Capital as of December 31, 2025	**$ 6,102,037**	**$ 2,367,642**	**$ 8,469,679**
(in millions)			
Weighted Average Yield as of December 31, 2025 (4)	8.5%	11.0%	9.2%
Implied Quarterly Income Run Rate as of December 31, 2025 (5)	$ 519	$ 260	$ 779
Weighted Average Remaining Life as of December 31, 2025 (6)	3.3 Years	2.0 Years	3.0 Years
Weighted Average Maturity as of December 31, 2025 (7)	64 Months	$ 35 Months	$ 57 Months

1. Includes (a) homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity for the year ended December 31, 2025 2. Reduction in investment balance for the year ended December 31, 2025 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans 3. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the year ended December 31, 2025 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of September 26, 2025 5. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of 12/31/25. In millions 6. Calculated by taking weighted average life per each community weighted by investment balance 7. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

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Invested Capital Reconciliation – Q4 2025

(in thousands)	Three Months Ended December 31, 2025 Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP			
GAAP reported homesites under option contracts as of December 31, 2025	$ 6,530,760	$ 2,341,935	$ 8,872,695
Add: Development loan receivables (gross)	—	330,004	330,004
Remove: Interest receivable on development loans	—	(6,696)	(6,696)
Remove: Option fee receivables from homesites under option contracts	(44,511)	(16,801)	(61,312)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(201,948)	(280,800)	(482,748)
Total Invested Capital as of December 31, 2025	**$ 6,102,037**	**$ 2,367,642**	**$ 8,469,679**
Invested Capital			
Invested Capital as of September 30, 2025 (1)	$ 6,335,854	$ 1,817,555	$ 8,153,409
Takedown Proceeds (2)	(884,734)	(139,280)	(1,024,014)
Land Acquisition and Development Funding (3)	650,917	689,367	1,340,284
Invested Capital as of December 31, 2025	**$ 6,102,037**	**$ 2,367,642**	**$ 8,469,679**
(in millions)			
Weighted Average Yield as of December 31, 2025 (4)	8.5%	11.0%	9.2%
Implied Quarterly Income Run Rate as of December 31, 2025 (5)	$ 131	$ 65	$ 196
Weighted Average Remaining Life as of December 31, 2025 (6)	3.3 Years	2.0 Years	3.0 Years
Weighted Average Maturity as of December 31, 2025 (7)	64 Months	$ 35 Months	$ 57 Months

1. Includes (a) homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity for the year ended December 31, 2025 2. Reduction in investment balance for the year ended December 31, 2025 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans 3. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the year ended December 31, 2025 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of September 26, 2025 5. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of quarter end, adjusted for the number of days in the quarter. In millions 6. Calculated by taking weighted average life per each community weighted by investment balance 7. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

MILLROSE
PROPERTIES
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Invested Capital Reconciliation – Q3 2025 1. Includes (a) Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity during the first and second quarters of 2025. 2. Reduction in investment balance during the third quarter of 2025 from homesite sales pursuant to option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits. 3. Includes land acquisitions during the third quarter 2025, net of option earning deposits. 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of June 26, 2025. 5. Calculated by taking Invested Capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for the number of days in the quarter. In Millions.

Invested Capital Reconciliation – Q2 2025 1. Includes (a) Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown and land acquisition and development funding activity during the first quarter 2025. 2. Reduction in investment balance from homesite sales pursuant to the option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits. 3. Includes land acquisitions during the second quarter 2025, net of option earning deposits. 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of March 27, 2025. 5. Calculated by taking invested capital balance at end of period multiplied by weighted average yield as of quarter end, adjusted for number of days in Q2.

Invested Capital Reconciliation – Q1 2025 1. Includes Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks 2. Reduction in investment balance from homesite sales pursuant to option agreements associated with the applicable category shown 3. Includes land acquisition after February 10, 2025, net of option earning deposits 4. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of March 31, 2025

Adjusted EBITDA Reconciliation